Exhibit 10.18

Execution Version

JOINDER AGREEMENT

JOINDER AGREEMENT (the “Agreement”) dated as of January 11, 2005, by and among Real Mex Restaurants, Inc. (“Real Mex”), J.W. Childs Equity Partners, L.P. (“J.W. Childs L.P.”), JWC Chevys Co-Invest, LLC (“Chevys Co-Invest” and, together with J.W. Childs L.P., “J.W. Childs”) Bruckmann, Rosser, Sherrill & Co., L.P. (“BRS I”) and Bruckmann, Rosser, Sherrill & Co., II. L.P. (“BRS II” and together with BRS I, collectively “BRS”).

WHEREAS, Real Mex and J.W. Childs L.P. have entered into an Asset Purchase Agreement, dated as of October 14, 2004, by and among J.W. Childs L.P., Buyer and the other parties thereto (as the same may be amended and modified from time to time, the “Asset Purchase Agreement”); and

WHEREAS, at the Closing (as such term is defined in the Asset Purchase Agreement), Real Mex will issue and sell to J.W. Childs, and J.W. Childs will purchase from Real Mex, the equity securities of Real Mex set forth on Exhibit A hereto (the “Real Mex Equity Securities”); and

WHEREAS, Real Mex and certain of its security holders are a party to an Amended and Restated Securities Holders Agreement, dated as of June 28, 2000, by and among Real Mex, BRS and the other investors named therein, as amended (the “Securities Holders Agreement”);

WHEREAS, J.W. Childs has requested that BRS, as holder of a majority of the outstanding shares of Class A Common Stock, par value $.001 per share of Real Mex (the “Common Stock”), enter into this Agreement in connection with the voting agreement described herein; and

WHEREAS, defined terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Holders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                       Representations, Warranties and Covenants of J.W. Childs.  J.W. Childs represents and warrants to, and covenants and agrees with, Real Mex that:

(a)                                  J.W. Childs has full power and authority to enter into this Agreement and to perform J.W. Childs’s obligations hereunder; this Agreement has been duly authorized, executed and delivered by J.W. Childs and constitutes the legal, valid and binding obligation of J.W. Childs enforceable against J.W. Childs in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and subject to general principles or equity that restrict the availability of equitable remedies; and the execution, delivery and performance of this

Agreement by J.W. Childs do not contravene or violate any laws, rules or regulations applicable to it, or require the consent of any other Person.

(b)                                 The Real Mex Equity Securities being acquired pursuant to the Asset Purchase Agreement are being acquired by J.W. Childs for investment and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the “Securities Act”), or the applicable state securities laws of any state; and J.W. Childs will not distribute the Real Mex Equity Securities in violation of the Securities Act or the applicable securities laws of any state.

(c)                                  J.W. Childs understands that the Real Mex Equity Securities being acquired pursuant to the Asset Purchase Agreement have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless transfer thereof is subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

(d)                                 J.W. Childs acquiring Real Mex Equity Securities pursuant to the Asset Purchase Agreement confirms that (i) J.W. Childs is familiar with the business of Real Mex, (ii) J.W. Childs has had the opportunity to ask questions of the officers and directors of Real Mex and to obtain (and that J.W. Childs has received to its satisfaction) such information about the business and financial condition of Real Mex as it has reasonably requested, and (iii) J.W. Childs has such knowledge and experience in financial and business matters such that J.W. Childs is capable of evaluating the merits and risks of the prospective investment in the Real Mex Equity Securities.

(e)                                  J.W. Childs is an “Accredited Investor” as defined in Rule 501(a) promulgated under the Securities Act.  J.W. Childs was not formed for the purpose of investing solely in Real Mex Equity Securities to be purchased pursuant to the terms of the Asset Purchase Agreement.

(f)                                    J.W. Childs has not employed any broker or finder or incurred any actual or potential liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.

2.                                       Representations, Warranties and Covenants of BRS.  BRS represents and warrants to J.W. Childs that:

(a)                                  BRS has full power and authority to enter into this Agreement and to perform BRS’s obligations hereunder; this Agreement has been duly authorized, executed and delivered by BRS and constitutes the legal, valid and binding obligation of BRS enforceable against BRS in accordance with its terms; and the execution, delivery and performance of this Agreement by BRS do not contravene or violate any laws, rules or regulations applicable to it, or require the consent of any other Person.

3.                                       Legend.  The certificates representing the Real Mex Equity Securities shall bear the following legend in addition to any other legend required under applicable law:

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“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO REAL MEX RESTAURANTS, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT, BY AND AMONG REAL MEX RESTAURANTS, INC. AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF REAL MEX RESTAURANTS, INC.  THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.”

4.                                       Securities Holders Agreement.  Each of Real Mex, BRS and J.W. Childs hereby agrees that J.W. Childs shall (i) join in, be bound by and receive all the benefits of Sections 3.2, 3.3 and 4.8 of the Securities Holders Agreement as an “Investor” thereunder (including any defined terms used therein but not otherwise defined which shall have the meanings set forth in the Securities Holders Agreement) and (ii) that all securities of Real Mex from time to time owned by J.W. Childs (including, without limitation, the Real Mex Equity Securities purchased pursuant to the Asset Purchase Agreement) shall be treated as “Securities” thereunder.

5.                                       Transfer Restrictions.  J.W. Childs hereby acknowledges and agrees that the transfer restrictions provisions set forth on Exhibit B hereto shall apply to J.W. Childs and the Real Mex Equity Securities.

6.                                       Preemptive Rights.  Each of Real Mex and J.W. Childs hereby acknowledges and agrees that the preemptive rights provisions set forth on Exhibit C hereto shall apply to J.W. Childs and the Real Mex Equity Securities.

7.                                       Voting Agreement.  BRS agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock owned by it, calling special meetings of stockholders and execute and delivering written consents) to ensure that one (1) director entitled to be designated by BRS pursuant to Section 4.2(c)(ii) of the Securities Holders Agreement shall be a director designated by J.W. Childs (the “J.W. Childs Director”).  J.W. Childs may request that any J.W. Childs Director be removed (with or without cause) by written notice to BRS, and, in any such event, BRS shall promptly consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it for the removal of such person as a director. In the event a J.W. Childs Director ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of Real

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Mex.  In the event that a vacancy is created on Real Mex’s Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a J.W. Childs Director, or if otherwise there shall exist or occur any vacancy on Real Mex’s Board of Directors in a directorship of BRS subject to designation by J.W. Childs pursuant to this Section 7, such vacancy shall not be filled by the remaining members of Real Mex’s Board of Directors but BRS hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by J.W. Childs.

8.                                       Termination of Certain Rights.  Notwithstanding anything to the contrary set forth in the Securities Holders Agreement or this Agreement, (a) Sections 3.2, 3.3 and 4.8 of the Securities Holders Agreement and Sections 4(ii), 5, 6 and 7 hereof shall cease to apply to J.W. Childs upon the earlier to occur of (i) an Initial Public Offering, (ii) an Approved Sale and (iii) with respect to Section 4.8 of the Securities Holders Agreement and Sections 6 and 7 hereof only, the time at which J.W. Childs owns less than (x) 85% of the Real Mex Equity Securities acquired by it pursuant to the Asset Purchase Agreement (treating, for purposes of this Section 8, each share of Series A, Series B and Series C Preferred Stock of Real Mex held by J.W Childs as a share of common stock) or (y) 7.5% of the value of the then outstanding Real Mex equity capitalization, as reasonably determined in good faith by the Real Mex Board of Directors.

9.                                       Further Assurances.  Each of the parties hereto covenants and agrees upon the request of the other, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, powers of attorney and assurances as may be reasonably necessary or desirable to give full effect to this Agreement.

10.                                 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; provided, however, that J.W. Childs shall not transfer any of its rights or obligations under this Agreement without the prior written consent of Real Mex (except in connection with a permitted transfer under Section 5 of this Agreement); and provided, further, however, that in no event shall J.W. Childs be entitled to transfer its right to designate the J.W. Childs Director without the prior written consent of Real Mex and BRS.

11.                                 Governing Law.  This agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to its principles of conflict of laws.

12.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

REAL MEX RESTAURANTS, INC.

By:	/s/ Frederick F. Wolfe
Name: Frederick F. Wolfe
Title: President

J.W. CHILDS EQUITY PARTNERS, L.P.

By:	/s/ Jeffrey J. Teschke
Name: Jeffrey J. Teschke
Title: Vice-President

BRUCKMANN, ROSSER, SHERRILL & CO.,
L.P.

By: BRS Partners, Limited Partnership, the general partner

By: BRSE Associates, Inc., its general partner

By:	/s/ Harold O. Rosser
Name: Harold O. Rosser
Title: Principal

BRUCKMANN, ROSSER, SHERRILL & CO., II
L.P.

By: BRSE, L.L.C., the general partner

By:	/s/ Harold O. Rosser
Name: Harold O. Rosser
Title: Principal

JWC CHEVYS CO-INVEST, LLC

By:	J. W. Childs Associates, L.P., Its Manager

By:	J.W. Childs Associates, Inc., Its General
Partner

By:	/s/ Jeffrey Teschke
Name: Jeffrey Teschke
Title: Vice President

J. W. CHILDS EQUITY PARTNERS, L.P.

By: J.W. Childs Advisors, L.P., its General Partner

By: J.W. Childs Associates, L.P., its General Partner

By: J.W. Childs Associates, Inc., its General Partner

By:	/s/ Jeffrey Teschke
Name: Jeffrey Teschke
Title: Vice President

Exhibit A

Real Mex Equity Securities

(see attached)

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Exhibit A

Real Mex Equity Securities

J. W. Childs Equity Partners, L.P.

Shares of Class A Common Stock	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Shares of Series C Preferred Stock	Options to Purchase
				Class A Common Stock
				Number of Options	Strike Price Per Share	Expiration Date

38,523.090	1,922.105	1,297.683	1,812.415	635.283	10.00	03/12/2009
				1,208.478	92.00	10/03/2010
				222.210	92.00	05/15/2011
				1,180.037	5.00	09/23/2012

JWC Chevys Co-Invest, LLC

Shares of Class A Common Stock	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Shares of Series C Preferred Stock	Options to Purchase
				Class A Common Stock
				Number of Options	Strike Price Per Share	Expiration Date

2,837.325	141.568	95.578	133.489	46.790	10.00	03/12/2009
				89.008	92.00	10/03/2010
				16.366	92.00	05/15/2011
				86.913	5.00	09/23/2012

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Exhibits B

Transfers of Securities

1.                                       Except as provided in Section 3.3 of the Securities Holders Agreement and the provisions set forth below in this Exhibit B, J.W. Childs is prohibited from Transferring any of its Securities except in the following circumstances:  (i) to Permitted Transferees (as hereinafter defined), (ii) to another Investor, (iii) pursuant to an Approved Sale (as defined in Section 3.2 of the Securities Holders Agreement) and in accordance with Section 3.2 of the Securities Holders Agreement, (iv) a Transfer of Common Stock by any of the BRS Entities or the FSI Entities as to which Tag-Along Rights (as defined in Section 33 of the Securities Holders Agreement) apply and (v) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that, in the case of any such Transfer, except in the case of an Approved Sale or sale pursuant to an effective registration statement, each such transferee shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were a party hereto; and provided, further, that no Transfer shall be effected except in compliance with the registration requirements of the Securities Act (and applicable state securities laws) or pursuant to an available exemption therefrom.

2.                                       No Transfer shall, in any event, be made by J.W. Childs unless in connection with such Transfer, the applicable transferee has complied with the terms and provisions of this Agreement. Neither J.W. Childs nor transferee may effect any Transfer of Securities, whether to a Permitted Transferee or otherwise, unless the transferee executes an agreement pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor (except in the case of an Approved Sale, a sale pursuant to an effective registration statement under the Securities Act or as otherwise specifically provided herein).  In addition, neither J.W. Childs nor transferee may effect any Transfer of Securities, whether to a Permitted Transferee or otherwise, if Real Mex reasonably determines that the proposed Transfer would adversely affect Real Mex’s or any of its subsidiaries’ alcoholic beverage licenses or permits.  Any purported Transfer in violation of this covenant shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to Real Mex.  As used herein, “Transfer” means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights (including any proxy or similar arrangement (whether or not revocable)) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

3.                                       Prior to any proposed Transfer of any Securities, J.W. Childs shall give written notice to Real Mex describing the manner and circumstances of the proposed Transfer accompanied by a written opinion of legal counsel, addressed to Real Mex and the transfer agent, if other than Real Mex, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws.  Each certificate evidencing the Securities transferred shall bear the legend set forth in Section 3 of the Joinder Agreement to which this

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Exhibit B is attached, except that such certificate shall not bear the first paragraph of such legend if the opinion of counsel referred to above is to the further effect that the first paragraph of such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

4.                                       As used herein, “Permitted Transferee” shall mean (i) J.W. Childs Associates, Inc. (“Childs Inc.”) or any officer, employee or consultant of Childs Inc., (ii) any corporation or partnership (or other entity for collective investment, such as a fund) which is (and continues to be) controlled by, controlling or under common control with Childs Inc., and (iii) subsequent to September 30, 2008, the partners of J.W. Childs in so far as they may receive Securities in connection with the liquidation of J.W. Childs, provided, however, that such Transfers do not result in Real Mex becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

5.                                       As used herein, “controlling” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise).

6.                                       Defined terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Joinder Agreement to which this Exhibit B is attached.

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Exhibit C

Preemptive Rights

1.                                       Except as provided in paragraph 3 below, Real Mex shall not issue, sell or transfer any equity securities to BRS, Jefferies Capital Partners or their respective Affiliates (as such term is defined in Section 2.1(d) of the Securities Holders Agreement), unless Real Mex provides J.W. Childs written notice (a “Preemptive Rights Notice”) at least 15 days prior to the proposed issuance date specifying the prices at which such equity securities are proposed to be issued and sold and all other material terms of the issuance.  J.W. Childs shall have the right to purchase, during the period set forth in paragraph 2 below, at the prices and on the terms specified in the Preemptive Rights Notice, up to the number of shares (or amount) of such equity securities (“J.W. Childs Maintenance Securities”) equal to J.W. Childs’ Percentage Ownership (as defined below) as it existed immediately prior to such issuance (“Preemptive Rights”). “Percentage Ownership” means, with respect to J.W. Childs at any time, (i) the number of shares of Common Stock, on a fully diluted basis, that J.W. Childs beneficially owns (and (without duplication) has the right to acquire), divided by (ii) the total number of shares of Common Stock outstanding at such time on a fully diluted basis; provided, however, that no Options (as such term is defined in the Securities Holders Agreement) or any other stock options, restricted stock or similar awards granted pursuant to any stock option or other incentive compensation plan approved by the Real Mex Board of Directors shall be taken into account for purposes of clause (i) and (ii) above in determining J.W. Childs’ Percentage Ownership.

2.                                       J.W. Childs may exercise its right to purchase J.W. Childs Maintenance Securities by delivering written notice of acceptance of any offer made in a Preemptive Rights Notice within 10 days after receipt of the Preemptive Rights Notice.  A delivery of such a written notice of acceptance, which shall specify the number of shares (or amount) of J.W. Childs Maintenance Securities that J.W. Childs desires to purchase, shall constitute a binding agreement of J.W. Childs to purchase such J.W. Childs Maintenance Securities specified in such written acceptance notice, at the prices and on substantially the same terms and conditions as set forth in the Preemptive Rights Notice.  Real Mex shall have 90 days from the date it sends the Preemptive Rights Notice to consummate the proposed issuance of J.W. Childs Maintenance Securities.  On the date of such consummation, Real Mex shall issue certificates representing such J.W. Childs Maintenance Securities to be purchased by J.W. Childs, registered in the name of J.W. Childs and in the denomination as specified by J.W. Childs in the acceptance notice, against payment by J.W. Childs of the purchase price for such J.W. Childs Maintenance Securities.  If Real Mex proposed to issue equity securities subject to Preemptive Rights after such 90-day period, it shall again comply with the foregoing procedures.

3.                                       Notwithstanding the foregoing, J.W. Childs shall not be entitled to purchase J.W. Childs Maintenance Securities (and no Preemptive Rights Notice shall be required) in connection with (i) the issuance of equity securities described in Section 3.4(c) of the Securities Holders Agreement, (ii) the issuance of any Maintenance Securities (as such term is defined in the Securities Holders Agreement) pursuant to Section 3.4 of the Securities Holders Agreement and (iii) the issuance of any Real Mex equity securities in connection with the acquisition of another corporation or other entity (whether by merger, recapitalization, purchase of all or substantially all of the assets or otherwise), and regardless of whether or not Real Mex is

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the surviving entity.  In addition, notwithstanding the foregoing, J.W. Childs shall not be entitled to purchase J.W. Childs Maintenance Securities (and no Preemptive Rights Notice shall be required) in connection with any proposed issuance, sale or transfer of equity securities by Real Mex if Real Mex shall notify J.W. Childs in writing that it shall issue to J.W. Childs the same number (or amount) of J.W. Childs Maintenance Securities which it would otherwise be required to issue to J.W. Childs at the same price and on the same conditions as would be required to be set forth in a Preemptive Rights Notice, within 30 days after the issuance, sale or transfer of any such equity securities.

4.                                       Defined terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Joinder Agreement to which this Exhibit C is attached.

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